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                 GORDON ALTMAN BUTOWSKY WEITZEN SHALOV & WEIN

                                                                April 30, 1998

Dean Witter Dividend Growth Securities Inc.
Two World Trade Center
New York, New York 10048

Ladies and Gentlemen:

   This opinion is being furnished to Dean Witter Dividend Growth Securities Inc., a Maryland corporation (the "Corporation"), in connection with the Registration Statement on Form N-14 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), to be filed by the Corporation in connection with the acquisition by the Corporation of substantially all the assets of Dividend Growth Series ("Dividend Growth"), one of eleven portfolios of Dean Witter Retirement Series ("Retirement Series"), in exchange for shares of common stock, par value $.01, of the Corporation ("Shares") and the assumption by the Corporation of certain stated liabilities of Dividend Growth pursuant to an Agreement and Plan of Reorganization dated as of January 29, 1998, between the Corporation and Retirement Series, on behalf of Dividend Growth (the "Reorganization Agreement"). We have examined such statutes, regulations, corporate records and other documents and reviewed such questions of law as we deemed necessary or appropriate for the purposes of this opinion.

   As to matters of Maryland law contained in this opinion, we have relied upon the opinion of Piper & Marbury LLP, dated April 30, 1998.

   Based upon the foregoing, we are of the opinion that the Shares when issued, as described in the Reorganization Agreement, will be duly authorized and, assuming receipt of the consideration to be paid therefor, upon delivery as provided in the Reorganization Agreement, will be legally issued, fully paid and non-assessable.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          /s/ Gordon Altman Butowsky Weitzen
                                               Shalov & Wein